CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 67 to the registration statement of The Victory Portfolios on Form N-1A ("Registration Statement", File No. 33-8982) of our reports dated December 13, 2002 relating to the financial statements and financial highlights appearing in the October 31, 2002 Annual Reports to the Shareholders of the Institutional Money Market Fund, Federal Money Market Fund, Gradison Government Reserves Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund , Value Fund, Diversified Stock Fund, Stock
Index Fund, Growth Fund, Established Value Fund, Special Value Fund, Small Company Opportunity Fund, International Fund, Nasdaq100 Index Fund, LifeChoice Conservative Investor Fund, LifeChoice Moderate Investor Fund, LifeChoice Growth Investor Fund, Balanced Fund, Convertible Fund, Real Estate Fund, Intermediate Income Fund, Fund for Income, National Municipal Bond Fund, New York Municipal Bond Fund and Ohio Municipal Bond Fund (twenty seven Portfolios constituting The Victory Portfolios) which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Service Providers", "Financial Highlights" and "Independent Accountants" in such registration statement



/s/ PriceWaterhouseCoopers

Columbus, Ohio
February 26, 2002